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                                                                    Exhibit 23.3
                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-73186) of Anchor Financial Corporation of our report dated January 31, 1998, relating to the consolidated financial statements of ComSouth Bankshares, Inc. for the year ended December 31, 1997. The consolidated financial statements of ComSouth Bankshares, Inc. are not separately presented in the Form 10-K.

                                                      J.W. Hunt and Company, LLP
Columbia, South Carolina
March 13, 2000